Exhibit 99.1

Hub Group Receives Expected Nasdaq Staff Delisting Determination Related to Delayed Filing of Periodic Reports

OAK BROOK, Ill., September 17, 2026 — Hub Group, Inc. (Nasdaq: HUBG) today announced that on September 16, 2026, it received a Staff Delisting Determination (the “Staff Determination”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that it has initiated a process to delist its Class A common stock. The Staff Determination was issued because the Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2025 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026 (collectively, the “Delinquent Reports”) and therefore is not in compliance with Nasdaq Listing Rule 5250(c)(1).

Receipt of the Staff Determination will not immediately result in the suspension of trading or delisting of the Company’s Class A common stock.

The Company intends to appeal the Staff Determination by timely requesting a hearing before the Nasdaq Hearings Panel. The hearing request must be made within seven calendar days from receipt of the determination, or no later than September 23, 2026. Under Nasdaq’s listing rules, the hearing request will automatically stay the delisting action for 15 calendar days from the date of the hearing request. The Company also intends to request a further stay of the delisting action pending completion of the hearing process. According to the Staff Determination, the Nasdaq Hearings Department typically schedules hearings, to the extent practicable, within 30 to 45 days of a company’s hearing request.

The Company intends to present to the Nasdaq Hearings Panel a compelling plan to regain full compliance with Nasdaq’s continued listing requirements. While there can be no assurance, the Company expects its Class A common stock to continue trading on the Nasdaq Global Select Market during the hearing process.

Certain Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995, including statements regarding Hub Group’s expectations related to the continued trading of its Class A common stock, the outcome of the Company’s anticipated request to Nasdaq for an extended stay of the delisting action and its appeal to the Nasdaq Hearings Panel, the Company’s plans to regain full compliance with Nasdaq’s continued listing requirements, and any other statements regarding Hub Group’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s ability to complete the previously-announced restatement of its financial statements unanticipated delays that cause the Company’s delinquent periodic reports to be filed later than currently expected; the risk that the Company’s request to Nasdaq for an extended stay of the delisting action will not be granted or that its plan to regain compliance with Nasdaq’s continued listing requirements will not be accepted by the Nasdaq Hearings Panel or, if accepted, will not allow for sufficient time for the Company to regain compliance, and other risks discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings.

These forward-looking statements speak only as of the date hereof and Hub Group assumes no obligation to update any such forward-looking statements.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG), our approximately 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

CONTACT: Garrett Holland, InvestorRelations@hubgroup.com